Exhibit 10.3

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of December 23, 2013 by and between REGADO BIOSCIENCES, INC. (the “Company”) and CHRISTOPHER RUSCONI, Ph.D. (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive are parties to that certain amended and restated employment agreement dated May 16, 2013 (the “Employment Agreement”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to them in the Employment Agreement; and

WHEREAS, the Company and the Executive desire to amend certain terms of the Employment Agreement as provided for herein.

NOW THEREFORE, in consideration of these premises, the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 5.17(a) and Section 5.17(b) of the Employment Agreement are hereby amended in their entirety to read as follows:

“(a) If any payment, benefit or distribution of any type to or for the benefit of the Executive, whether paid or payable, provided or to be provided, or distributed or distributable pursuant to the terms of this Agreement or otherwise (collectively, the “Parachute Payments”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) subject the Executive to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), the Parachute Payments shall be reduced so that the maximum amount of the Parachute Payments (after reduction) shall be one dollar ($1.00) less than the amount which would cause the Parachute Payments to be subject to the Excise Tax; provided that the Parachute Payments shall only be reduced to the extent the after-tax value of amounts received by the Executive after application of the above reduction would exceed the after-tax value of the amounts received without application of such reduction. For this purpose, the after-tax value of an amount shall be determined taking into account all federal, state, and local income, employment and excise taxes applicable to such amount. Unless the Executive shall have given prior written notice to the Company to effectuate a reduction in the Parachute Payments if such a reduction is required, which notice shall be consistent with the requirements of Section 409A to avoid the imputation of any tax, penalty or interest thereunder, then the Company shall reduce or eliminate the Parachute Payments by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating accelerated vesting of stock options or similar awards, and then by reducing or eliminating any other remaining Parachute Payments; provided, that no such reduction or elimination shall apply to any non-qualified deferred compensation amounts (within the meaning of Section 409A) to the extent such reduction or elimination would accelerate or defer the timing of such payment in manner that does not comply with Section 409A.

(b) An initial determination as to whether (x) any of the Parachute Payments received by the Executive in connection with the occurrence of a change in the ownership or control of the Company or in the ownership of a substantial portion of the assets of the Company shall be subject to the Excise Tax, and (y) the amount of any reduction, if any, that may be required pursuant to the previous paragraph, shall be made by an independent accounting firm selected by the Company (the “Accounting Firm”) prior to the consummation of such change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company. The Company will bear all expenses with respect to the determinations by such Accounting Firm required to be made hereunder. The Executive shall be furnished with notice of all determinations made as to the Excise Tax payable with respect to the Executive’s Parachute Payments, together with the related calculations of the Accounting Firm, promptly after such determinations and calculations have been received by the Company.”

2. Except as expressly amended hereby, all provisions of the Employment Agreement shall remain unmodified and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

COMPANY Regado Biosciences, Inc.

By:	/s/ David J. Mazzo
Name:	David J. Mazzo
Title:	Chief Executive Officer

EXECUTIVE

/s/ Christopher Rusconi
CHRISTOPHER RUSCONI, Ph.D.

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